EXHIBIT 5

           [LETTERHEAD OF SILVERMAN, COLLURA, CHERNIS & BALZANO P.C.]


                                December 29, 1998

ATEC Group, Inc.
90 Adams Avenue
Hauppauge, New York 11788

         Re: Registration Statement on Form S-3

Gentlemen:

      We have acted as counsel to ATEC Group, Inc. (the "Company"), a Delaware corporation, pursuant to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on December 29, 1998 ("Registration Statement"), covering (i) 639,916 shares of Common Stock; and (ii) 5,946,000 shares of Common Stock underlying warrants.

      In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

      In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

      Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

            1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

            2. The Common Stock has been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

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      We  express no  opinion  with  respect to the laws other than those of the
State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and its use as part of the Registration Statement.

      We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.


                                 Very truly yours,

                                 /s/ Silverman, Collura, Chernis & Balzano, P.C.
                                 ----------------------------------------------
                                 SILVERMAN, COLLURA, CHERNIS
                                          & BALZANO, P.C.